Amendment No. 1 dated August 17, 2012 to	Filed Pursuant to Rule 424(b)(2)
PRODUCT SUPPLEMENT	Registration Statement No. 333-178081
for Leveraged Index-Linked Securities
(To Prospectus dated November 21, 2011)
GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Notes

Leveraged Index-Linked Securities
Linked to an Index or a Basket of Indices

We, Morgan Stanley, may offer from time to time leveraged index-linked securities that are linked to an index or a basket of indices.  The specific terms of any leveraged index-linked securities that we offer, including the name of the underlying index or indices, will be included in the applicable pricing supplement.  If the terms described in the applicable pricing supplement are inconsistent with those described in this product supplement for leveraged index-linked securities, in any accompanying index supplement or the accompanying prospectus, the terms described in the applicable pricing supplement will prevail.  The leveraged index-linked securities will have the following general terms:

•      The leveraged index-linked securities do not guarantee any return of principal at maturity.

•       At maturity, the leveraged index-linked securities will pay an amount in cash that may be more or less than the principal amount of each leveraged index-linked security based upon the change in value of the underlying index or basket of indices.

•      The leveraged index-linked securities provide exposure to both increases and decreases in the value of the underlying index or indices, but the exposure to potential increases is leveraged, generally up to a maximum payment amount per leveraged index-linked security.

•      The leveraged index-linked securities will be unsubordinated unsecured obligations of ours.

•      The leveraged index-linked securities will be held in global form by The Depository Trust Company, unless the applicable pricing supplement provides otherwise.

The applicable pricing supplement will describe the specific terms of the leveraged index-linked securities, including any changes to the terms specified in this product supplement.  See “Description of Leveraged Index-linked Securities—General Terms of Leveraged Index-linked Securities—Terms Specified in Pricing Supplements” on page S-27.

Investing in the leveraged index-linked securities involves risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page S-21.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this product supplement, any accompanying index supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC, our wholly-owned subsidiary, has agreed, and we expect other agents will agree, to use reasonable efforts to solicit offers to purchase these securities as our agents.  Each agent may also purchase these securities as principal at prices to be agreed upon at the time of sale.  Each agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. LLC may use this product supplement, any accompanying index supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY

August 17, 2012

For a description of certain restrictions on offers, sales and deliveries of the leveraged index-linked securities and on the distribution of this product supplement, any accompanying index supplement and the accompanying prospectus relating to the leveraged index-linked securities, see the section of this product supplement called “Plan of Distribution.”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the leveraged index-linked securities or possession or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  None of this product supplement, any accompanying index supplement nor the accompanying prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The leveraged index-linked securities are not and will not be authorized by the Comisión Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

The leveraged index-linked securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The leveraged index-linked securities may not be offered or sold in the Federative Republic of Brazil (“Brazil”) except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The leveraged index-linked securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the leveraged index-linked securities or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

WARNING: The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

None of this product supplement, any accompanying index supplement, the accompanying prospectus and their contents have been reviewed by any regulatory authority in Hong Kong.  Accordingly, no person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the leveraged index-linked securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the leveraged index-linked securities which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of Hong Kong) and any rules made under that Ordinance.

The leveraged index-linked securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This product supplement, any accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

None of this product supplement, any accompanying index supplement and the accompanying prospectus have been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, none of this product supplement, any accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the leveraged index-linked securities may be circulated or distributed, nor may the leveraged index-linked securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant

Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.  Where leveraged index-linked securities are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the leveraged index-linked securities pursuant to an offer made under Section 275 except:

(1)           to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)           where no consideration is or will be given for the transfer; or

(3)           where the transfer is by operation of law.

You should rely only on the information contained or incorporated by reference in this product supplement, any accompanying index supplement, the prospectus and any applicable pricing supplement.  We have not authorized anyone else to provide you with different or additional information.  We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.  As used in this product supplement, the “Company,” “we,” “us,” and “our” refer to Morgan Stanley.

SUMMARY

The following summary describes the leveraged index-linked securities, offered under this program, in general terms only.  You should read the summary together with the more detailed information contained in this product supplement, in any accompanying index supplement, in the accompanying prospectus and in the applicable pricing supplement.  We may also prepare free writing prospectuses that describe particular issuances of leveraged index-linked securities.  Any free writing prospectus should also be read in connection with this product supplement, any accompanying index supplement and the accompanying prospectus.  For purposes of this product supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell these leveraged index-linked securities primarily in the United States, but may also sell them outside the United States or both in and outside the United States simultaneously.  The leveraged index-linked securities we offer under this product supplement are among the notes we refer to as our Series F medium-term notes.  We refer to the offering of the Series F medium-term notes as our Series F program.  See “Plan of Distribution” in this product supplement.

General terms of the leveraged index-linked securities
Unlike ordinary debt securities, the leveraged index-linked securities do not guarantee any return of principal at maturity.  The leveraged index-linked securities generally do not pay interest, but may do so if so specified in the applicable pricing supplement.  At maturity, the leveraged index-linked securities will pay an amount in cash based upon the change in value of an index or a basket of indices, which we refer to as the underlying index or the underlying basket of indices.

Payment at maturity
At maturity, you will receive for each leveraged index-linked security that you hold an amount in cash based upon the value of the underlying index or basket of indices on the specified observation date, determined as follows:

For leveraged index-linked securities without a buffer:

•	If the ending index level is greater than the initial index level, you will receive for each leveraged index-linked security that you hold a payment at maturity equal to:

provided that the payment at maturity in excess of the stated principal amount will be subject to any maximum total return specified in the applicable pricing supplement,

where,
stated principal amount	=	$1,000, unless otherwise specified in the applicable pricing supplement;

upside leverage factor	=	the factor specified in the applicable pricing supplement; and

index return	=	ending index level − initial index level initial index level

•
If the ending index level is less than or equal to the initial index level, you will receive for each leveraged index-linked security that you hold a payment at maturity that is less than the stated principal amount of each leveraged index-linked security by an amount proportionate to the decrease in value of the underlying index, which will be equal to:

Because the index return will be less than or equal to 0, the payment at maturity will be less than or equal to the stated principal amount and may be zero.

Under no circumstances will the payment at maturity be less than zero.

For leveraged index-linked securities with a buffer:

•	If the ending index level is greater than the initial index level, you will receive for each leveraged index-linked security that you hold a payment at maturity equal to:

provided that the payment at maturity in excess of the stated principal amount will be subject to any maximum total return specified in the applicable pricing supplement,

where,

stated principal amount	=	$1,000, unless otherwise specified in the applicable pricing supplement;

upside leverage factor	=	the factor specified in the applicable pricing supplement; and

index return	=	ending index level − initial index level
initial index level

•
If the ending index level is less than or equal to the initial index level, but has declined by an amount less than or equal to the buffer amount, you will receive for each leveraged index-linked security that you hold a payment at maturity equal to the stated principal amount.

•
If the ending index level is less than the initial index level, and has declined by an amount greater than the buffer amount, you will receive for each leveraged index-linked security that you hold a payment at maturity that is less than the stated principal amount of each leveraged index-linked security by an amount proportionate to the decrease in value of the underlying index beyond the buffer amount times the downside factor, which will be equal to:

where,

buffer amount =	the percentage decline from the initial index level to which the ending index level may decline before you will lose any part of your stated principal amount; and

downside factor =	the factor specified in the applicable pricing supplement by which any percentage decline in the underlying index beyond the buffer amount is multiplied.

Because in this scenario the sum of the index return and the buffer amount will be less than 0, the payment at maturity will be less than the stated principal amount and may be zero.

Under no circumstances will the payment at maturity be less than zero.

Index return calculations:

For purposes of determining the index return and the payment at maturity, we use the following terms:

initial index level	=	the index closing level of the underlying index on the index setting date specified in the applicable pricing supplement;

ending index level	=	the index closing level on the observation date;

index closing level	=
the closing level of the underlying index or any successor index (as defined under “Description of Leveraged Index-Linked Securities—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below) published at the regular weekday close of trading on the relevant index business day.  In certain circumstances, the index closing level will be based on the alternate calculation of the index described under “Description of Leveraged Index-Linked Securities—Discontinuance of Any Underlying Index; Alteration of Method of Calculation;” and

observation date	=
the date specified in the applicable pricing supplement; provided that if a market disruption event occurs on the scheduled observation date or the scheduled observation date is not otherwise an index business day, the observation date will be subject to postponement for up to ten index business days.  See “Description of Leveraged Index-Linked Securities—Payment at Maturity” in this product supplement for leveraged index-linked securities.

Certain issuances of leveraged index-linked securities will not be subject to a maximum total return and in such cases the payment at maturity will not be capped.

In each applicable pricing supplement, we will provide a graph or table, which will illustrate the performance of the particular issuance of leveraged index-linked securities at maturity over a range of hypothetical percentage changes in the underlying index.  You should also review the graphs in the section of this product supplement titled

“Hypothetical Payments on the Leveraged Index-Linked Securities at Maturity,” which provide illustrations of the payments for leveraged index-linked securities over a range of hypothetical changes in the value of the underlying index.

Other features of leveraged index-linked securities
Certain leveraged index-linked securities may have features that differ from the basic leveraged index-linked securities described above.  An issuance of leveraged index-linked securities could combine more than one of the features listed below.

Leveraged Index-Linked Securities Linked to a Basket of Indices:

For issuances of leveraged index-linked securities that are linked to a basket of indices,  at maturity you will receive for each leveraged index-linked security that you hold an amount in cash based upon the value of the underlying basket of indices on the specified observation date, determined as follows:

For leveraged index-linked securities linked to a basket of indices without a buffer:

•	If the ending basket level is greater than the starting basket level, you will receive for each leveraged index-linked security that you hold a payment at maturity equal to:

provided that the payment at maturity in excess of the stated principal amount will be subject to any maximum total return specified in the applicable pricing supplement,

where,

stated principal amount	=	$1,000, unless otherwise specified in the applicable pricing supplement;

basket return	=	ending basket level − starting basket level
starting basket level

, as further described under “—Basket return calculations” below; and
upside leverage factor	=	the factor specified in the applicable pricing supplement.

•
If the ending basket level is less than or equal to the starting basket level, you will receive for each leveraged index-linked security that you hold a payment at maturity that is less than the stated principal amount of each leveraged index-linked security by an amount proportionate to the decrease in value of the basket, which will be equal to:

Because the basket return will be less than or equal to 0, the payment at maturity will be less than or equal to the stated principal amount and may be zero.

Under no circumstances will the payment at maturity be less than zero.

For leveraged index-linked securities linked to a basket of indices with a buffer:

•	If the ending basket level is greater than the starting basket level, you will receive for each leveraged index-linked security that you hold a payment at maturity equal to:

provided that the payment at maturity in excess of the stated principal amount will be subject to any maximum total return specified in the applicable pricing supplement,

where,

stated principal amount	=	$1,000, unless otherwise specified in the applicable pricing supplement;

basket return	=	ending basket level − starting basket level
starting basket level

, as further described under “—Basket return calculations” below; and

upside leverage factor	=	the factor specified in the applicable pricing supplement.

•
If the ending basket level is less than or equal to the starting basket level, but has declined by an amount less than or equal to the buffer amount, you will receive for each leveraged index-linked security that you hold a payment at maturity equal to the stated principal amount.

•
If the ending basket level is less than the starting basket level, and has declined by an amount greater than the buffer amount, you will receive for each leveraged index-linked security that you hold a payment at maturity that is less than the stated principal amount of each leveraged index-linked security by an amount proportionate to the decrease in value of the basket beyond the buffer amount times the downside factor, which will be equal to:

where,

buffer amount	=	the percentage decline from the starting basket level to which the ending basket level may decline before you will lose any part of your stated principal amount; and

downside factor	=	the factor specified in the applicable pricing supplement by which any percentage decline in the underlying basket of indices beyond the buffer amount is multiplied.

Because in this scenario the sum of the basket return and the buffer amount will be less than 0, the payment at maturity will be less than the stated principal amount and may be zero.

Under no circumstances will the payment at maturity be less than zero.

Basket return calculations:

For purposes of determining the basket return and the payment at maturity, we use the following terms:

starting basket level	=
a predetermined basket value specified in the applicable pricing supplement.  The initial index weighting and the initial index level for each basket index included in the basket will be specified in the applicable pricing supplement.  The initial index level for each basket index will be the closing level of such basket index on the applicable index setting date.  The index weighting for each basket index will remain constant for the term of the leveraged index-linked securities.

ending basket level	=	the basket closing level on the observation date

basket closing level	=

index return	=	ending index level − initial index level
initial index level

where, the ending index level is the index closing level of such basket index on the observation date.

For example, in the case of an issuance of leveraged index-linked securities linked to the value of a basket composed of three indices, the basket closing level will be the product of the starting basket level and the sum of 1 plus the following:

observation date	=
the date specified in the applicable pricing supplement; provided that if a market disruption event occurs on the scheduled observation date or the scheduled observation date is not otherwise an index business day, the observation date will be subject to postponement for up to ten index business days.  See “Description of Leveraged Index-Linked Securities—Payment at Maturity” in this product supplement for leveraged index-linked securities.

Averaging Dates:

If the applicable pricing supplement specifies that an issuance of leveraged index-linked securities will have averaging dates, the payment at maturity will depend on the value of the underlying index or basket of indices as determined on a number of specified dates, and the mechanics described above under “—Payment at maturity” will apply, except that:

•
for leveraged index-linked securities linked to a single index, the ending index level will equal the arithmetic average of the index closing levels of the underlying index on the relevant averaging dates, as calculated by the calculation agent on the final averaging date, provided that if there is a market disruption event on any scheduled averaging date or if any scheduled averaging date is not otherwise an index business day, such averaging date will be the immediately succeeding index business day on which no market disruption event occurs; provided further that the final averaging date will be subject to postponement for up to ten index business days, or

•
for leveraged index-linked securities linked to a basket of indices, the ending basket level will equal the arithmetic average of the basket closing levels of the basket of indices on the relevant averaging dates, as calculated by the calculation agent on the final averaging date, and the ending index level for each basket index will equal the index closing level of that basket index on the relevant averaging date; provided that if any scheduled averaging date is not an index business day with respect to a basket index or if there is a market disruption event on any scheduled averaging date with respect to a basket index, such averaging date (solely with respect to the affected basket index) will be the immediately succeeding index business day on which no market disruption event occurs with respect to the affected basket index; provided further that the final averaging date will be subject to postponement for up to ten index business days.  See “Description of Leveraged Index-Linked Securities—Payment at Maturity—Postponement of Observation Date; Averaging Dates” in this product supplement for leveraged index-linked securities for a detailed description of the postponement procedures.

Strike Level:

For issuances of leveraged index-linked securities that have a strike level, which will be specified in the applicable pricing supplement, the mechanics described above under “—Payment at maturity” will apply, except that, in lieu of the initial index level, we will use the strike level which will equal a pre-determined percentage of the initial index level, which percentage will be specified in the applicable pricing supplement, and may be lower or greater than 100% of the initial index level.  In the case of issuances of leveraged index-linked securities with a strike level, the payment at maturity will be calculated using the strike level and not the initial index level in calculating any index return.

Postponement of maturity date
If due to a market disruption event or otherwise, the scheduled observation date or final averaging date is postponed, as described under “Description of Leveraged Index-Linked Securities—Payment at Maturity—Postponement of Observation Date; Averaging Dates,” to a date later than the third scheduled trading day prior to the scheduled maturity date, the maturity date will be the third scheduled trading day following the observation date or final averaging date as postponed.

The payment you receive, if any, on any leveraged index-linked security above the stated principal amount will be limited by the maximum total return
Unless the applicable pricing supplement for a leveraged index-linked security does not specify a maximum total return, the payment you receive on the leveraged index-linked securities above the stated principal amount, if any, will be limited by the maximum total return.  Although the upside leverage factor provides increased exposure to any increase in the value of the underlying index at maturity, the payment at maturity in excess of the stated principal amount, if any, will never exceed the maximum total return, which will be a fixed percentage of the stated principal amount.  In the case of leveraged index-linked securities without a buffer, in the event of any decrease in the value of the underlying index, you will realize the entire decline.  Further, in the case of leveraged index-linked securities with a buffer, in the event of any decrease beyond the buffer amount, you will realize the decline beyond the buffer amount, as leveraged by the downside factor.  As a result, you may receive less, and possibly significantly less, than the stated principal amount per leveraged index-linked security.

Issue price of the leveraged index-linked securities includes commissions and projected profit
The issue price of the leveraged index-linked securities, which will be specified in the applicable pricing supplement, includes the agent’s commissions paid with respect to the leveraged index-linked securities and the cost of hedging our obligations under the leveraged index-linked securities.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the issue price of the leveraged index-linked securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the leveraged index-linked securities.  See “Risk Factors—The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices” and “Use of Proceeds and Hedging.”

Other terms of the leveraged index-linked securities	•
The leveraged index-linked securities may bear interest, if any, at either a fixed rate or a floating rate, as specified in the applicable pricing supplement and may pay such interest, if any, on the dates specified in the applicable pricing supplement.

	•	The leveraged index-linked securities will be denominated in U.S. dollars unless we specify otherwise in the applicable pricing supplement.

•	You will not have the right to present the leveraged index-linked securities to us for repayment prior to maturity unless we specify otherwise in the applicable pricing supplement.

•
We may from time to time, without your consent, create and issue additional leveraged index-linked securities with the same terms as leveraged index-linked securities previously issued so that they may be combined with the earlier issuance.

•	The leveraged index-linked securities will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

MS & Co. will be the calculation agent
We have appointed our affiliate, Morgan Stanley & Co. LLC or its successors, which we refer to as MS & Co., to act as calculation agent for us with respect to the leveraged index-linked securities.  As calculation agent, MS & Co. will determine the initial index level, the index closing levels, the ending index level, the index return, the starting basket level, the ending basket level, the basket closing levels, the basket return, the payment to you at maturity and whether a market disruption event has occurred.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

MS & Co. will be the agent; Conflicts of interest
The agent for the offering of the leveraged index-linked securities is expected to be MS & Co., our wholly-owned subsidiary, which will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  In accordance with FINRA Rule 5121, MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account without the prior written approval of the customer.  See “Plan of Distribution (Conflicts of Interest).”

Forms of securities
The leveraged index-linked securities will be issued in fully registered form and will be represented by a global security registered in the name of a nominee of The Depository Trust Company, as depositary, unless we indicate in the applicable pricing supplement that they will be represented by certificates issued in definitive form.  We will not issue book-entry securities as certificated securities except under the circumstances described in “Forms of Securities—The Depositary” in the prospectus, under which heading you may also find information on The Depository Trust Company’s book-entry system.

Where you can find more information on the leveraged index-linked securities
Because this is a summary, it does not contain all of the information that may be important to you.  You should read the “Description of Leveraged Index-Linked Securities” section in this product supplement and the “Description of Debt Securities” section in the prospectus for a detailed description of the terms of the leveraged index-linked securities.  You should also read about some of the risks involved in investing in the leveraged index-linked securities in the section of this product supplement called “Risk Factors.”

We urge you to consult with your investment, legal, accounting and other advisers with regard to any investment in the leveraged index-linked securities.

How to reach us	You may contact your local Morgan Stanley branch office or call us at (800) 223-2440.

HYPOTHETICAL PAYMENTS ON THE LEVERAGED INDEX-LINKED SECURITIES AT MATURITY

Leveraged Index-Linked Securities without a Buffer:

Assuming an issuance of leveraged index-linked securities with the hypothetical terms given below, the following graph illustrates the payment at maturity on each leveraged index-linked security for a range of hypothetical percentage changes in the underlying index or indices.  The graph does not illustrate every percentage change that may occur.  The Leveraged Zone illustrates the leveraging effect of the upside leverage factor taking into account the maximum total return.  The graph is based on the following hypothetical terms:

•	stated principal amount per leveraged index-linked security:	$1,000
•	initial index level:	1,000
•	upside leverage factor:	2
•	maximum total return:	20% of the stated principal amount ($200)

Where the ending index level is greater than the initial index level, the payment at maturity on the leveraged index-linked securities reflected in the graph below is greater than the $1,000 principal amount per leveraged index-linked security, but in all cases the payment at maturity in excess of the stated principal amount is subject to the maximum total return.

Where the ending index level is less than or equal to the initial index level, the payment at maturity on the leveraged index-linked securities reflected in the graph below is less than the $1,000 principal amount per leveraged index-linked security.

In the hypothetical example above, you will realize the maximum total return at the ending index level of 110% of the hypothetical initial index level because of the upside leverage factor.  For a hypothetical initial index level of 1,000, you would realize the maximum total return at the ending index level of 1,100.  You will not share in increases in the ending index level above 120% of the hypothetical initial index level, or 1,200.

Leveraged Index-Linked Securities with a Buffer:

Assuming an issuance of leveraged index-linked securities with the hypothetical terms given below, the following graph illustrates the payment at maturity on each leveraged index-linked security for a range of hypothetical percentage changes in the underlying index or indices.  The graph does not illustrate every percentage change that may occur.  The Leveraged Zone illustrates the leveraging effect of the upside leverage factor taking into account the maximum total return.  The Buffer Zone illustrates the effect of the partial downside protection offered by the buffer amount.  The graph is based on the following hypothetical terms:

•	stated principal amount per leveraged index-linked security:	$1,000
•	initial index level:	1,000
•	upside leverage factor:	2
•	downside factor:	1.111
•	buffer amount:	15%
•	maximum total return:	20% of the stated principal amount ($200)

Where the ending index level is greater than the initial index level, the payment at maturity on the leveraged index-linked securities reflected in the graph below is greater than the $1,000 principal amount per leveraged index-linked security, but in all cases is subject to the maximum total return.

Where the ending index level is less than or equal to the initial index level, but has declined by an amount less than or equal to the buffer amount, the payment at maturity on the leveraged index-linked securities reflected in the graph below is $1,000.

Where the ending index level is less than the initial index level, and has declined by an amount greater than the buffer amount, the payment at maturity on the leveraged index-linked securities reflected in the graph below is less than the $1,000 principal amount per leveraged index-linked security.

In the hypothetical example above, you will realize the maximum total return at the ending index level of 110% of the hypothetical initial index level because of the upside leverage factor.  For a hypothetical initial index level of 1,000, you would realize the maximum total return at the ending index level of 1,100.  You will not share in increases in the ending index level above 120% of the hypothetical initial index level, or 1,200.

Leveraged Index-Linked Securities Linked to a Basket of Indices without a Buffer:

Assuming an issuance of leveraged index-linked securities with the hypothetical terms given below, the following tables illustrate the payment at maturity on each leveraged index-linked security for a range of hypothetical percentage changes in the basket.  The tables are based on the following hypothetical terms:

•	stated principal amount per leveraged index-linked security:	$1,000
•	starting basket level:	100
•	upside leverage factor:	2
•	maximum total return:	20% of the stated principal amount ($200)

Example 1:  The index returns for all of the basket indices are positive.

Basket Index	Percentage Weight of Basket Index	Hypothetical Initial Index level	Hypothetical Ending Index Level	Index Return × Index Weighting
Index A	33.333%	20	22	3.333%
Index B	33.333%	80	88	3.333%
Index C	33.333%	150	165	3.333%
				10%

The ending index level of each basket index in the above example is 10% higher than its initial index level.  The ending basket level, which is the basket closing level on the observation date, is calculated as follows:

ending basket level  =  starting basket level × [1 + sum of (index return × index weighting of each basket index)]

=  100 × (1 + 10%) = 110

Accordingly, the basket return is calculated as follows:

basket return	=	ending basket level − starting basket level starting basket level

	=	(110 – 100) / 100
	=	10%

The payment at maturity is calculated as follows:

provided that the payment at maturity in excess of the stated principal amount will be subject to any maximum total return specified in the applicable pricing supplement.

Therefore, in this hypothetical example, the total payment at maturity per leveraged index-linked security will equal $1,200, which is the sum of the stated principal amount and the product of (a) the stated principal amount, (b) the basket return and (c) the upside leverage factor.  In this scenario, the payment you will receive at maturity in excess of the stated principal amount is equal to the maximum total return.  This is the maximum payment that is payable on the leveraged index-linked securities.

Example 2:  Two of the basket indices have a positive index return, but this is offset by a negative index return of the third basket index with the greatest index weighting.

Basket Index	Percentage Weight of Basket Index	Hypothetical Initial Index level	Hypothetical Ending Index Level	Index Return × Index Weighting
Index A	25%	20	24	5%
Index B	50%	80	40	-25%
Index C	25%	150	165	2.5%
				-17.5%

The ending index level of Index A is 20% greater than its initial index level and the ending index level of Index C is 10% greater than its initial index level.  However, the ending index level of Index B, which represents 50% of the basket, is 50% lower than its initial index level.  The ending basket level is calculated as follows:

ending basket level = starting basket level × [1 + sum of (index return × index weighting of each basket index)]

= 100 × [1 + (-17.5%)] = 82.5

Accordingly, the basket return is calculated as follows:

basket return	=	ending basket level − starting basket level starting basket level
	=	(82.5 – 100) / 100

	=	-17.5%

The payment at maturity is calculated as follows:

Therefore, in this hypothetical example, the total payment at maturity per leveraged index-linked security will equal $825, which is the sum of the stated principal amount and the product of (a) the stated principal amount and (b) the basket return.  Because the basket return is less than 0, the payment at maturity is less than the stated principal amount.

Leveraged Index-Linked Securities Linked to a Basket of Indices with a Buffer:

Assuming an issuance of leveraged index-linked securities with the hypothetical terms given below, the following tables illustrate the payment at maturity on each leveraged index-linked security for a range of hypothetical percentage changes in the basket.  The tables are based on the following hypothetical terms:

•	stated principal amount per leveraged index-linked security:	$1,000
•	starting basket level:	100
•	upside leverage factor:	2
•	buffer amount:	15%
•	downside factor:	1.111
•	maximum total return:	20% of the stated principal amount ($200)

Example 1:  The index returns for all of the basket indices are positive.

Basket Index	Percentage Weight of Basket Index	Hypothetical Initial Index level	Hypothetical Ending Index Level	Index Return × Index Weighting
Index A	33.333%	20	22	3.333%
Index B	33.333%	80	88	3.333%
Index C	33.333%	150	165	3.333%
				10%

The ending index level of each basket index in the above example is 10% higher than its initial index level.  The ending basket level is calculated as follows:

ending basket level = starting basket level × [1 + sum of (index return × index weighting of each basket index)]

= 100 × (1 + 10%) = 110

Accordingly, the basket return is calculated as follows:

basket return	=	ending basket level − starting basket level starting basket level

	=	(110 – 100) / 100 = 10%

The payment at maturity is calculated as follows:

provided that the payment at maturity in excess of the stated principal amount will be subject to any maximum total return specified in the applicable pricing supplement.

Therefore, in this hypothetical example, the total payment at maturity per leveraged index-linked security will equal $1,200, which is the sum of the stated principal amount and the product of (a) the stated principal amount, (b) the basket return and (c) the upside leverage factor.

Example 2:  Two of the basket indices have a positive index return, but this is offset by a negative index return of the third basket index with the greatest index weighting.

Basket Index	Percentage Weight of Basket Index	Hypothetical Initial Index level	Hypothetical Ending Index Level	Index Return × Index Weighting
Index A	25%	20	24	5%
Index B	50%	80	40	-25%
Index C	25%	150	165	2.5%
				-17.5%

The ending index level of Index A is 20% greater than its initial index level and the ending index level of Index C is 10% greater than its initial index level.  However, the ending index level of Index B, which represents 50% of the basket, is 50% lower than its initial index level.  The ending basket level is calculated as follows:

ending basket level = starting basket level × [1 + sum of (index return × index weighting of each basket index)]

= 100 × [1 + (-17.5%)] = 82.5

Accordingly, the basket return is calculated as follows:

basket return	=	ending basket level − starting basket level starting basket level

	=	(82.5 – 100) / 100

	=	-17.5%
The ending basket level has declined from the starting basket level by an amount greater than the buffer amount, and the payment at maturity is calculated as follows:

Therefore, in this hypothetical example, the total payment at maturity per leveraged index-linked security will equal $972, which is the sum of the stated principal amount and the product of (a) the stated principal amount, (b) the basket return plus the buffer amount and (c) the downside factor.  Because the basket return plus the buffer amount is less than 0, the payment at maturity is less than the stated principal amount.

Example 3:  The basket return is negative but the extent of the decline in the ending basket level from the starting basket level is less than the buffer amount.

Basket Index	Percentage Weight of Basket Index	Hypothetical Initial Index level	Hypothetical Ending Index Level	Index Return × Index Weighting
Index A	25%	20	16	-5%
Index B	50%	80	72	-5%
Index C	25%	150	165	2.5%
				-7.5%

In this hypothetical example, the ending basket level is calculated as follows:

ending basket level = starting basket level × [1 + sum of (index return × index weighting of each basket index)]

= 100 × [1 + (-7.5%)] = 92.5

Accordingly, the basket return is calculated as follows:

basket return	=	ending basket level − starting basket level starting basket level

	=	(92.5 – 100) / 100

	=	-7.5%

In the above example, even though the basket return is negative, the ending basket level has not declined from the starting basket level by an amount greater than the buffer amount of 15%.  Therefore, you would receive at maturity the stated principal amount of $1,000 for each leveraged index-linked security you hold.

RISK FACTORS

The leveraged index-linked securities are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the leveraged index-linked securities generally do not pay interest or guarantee any return of principal at maturity.  The return investors realize on the leveraged index-linked securities above the stated principal amount is generally limited by the maximum total return.  This section describes the most significant risks relating to the leveraged index-linked securities.  You should carefully consider whether the leveraged index-linked securities are suited to your particular circumstances before you decide to purchase them.

Leveraged index-linked securities generally do not pay interest or guarantee any return of principal

The terms of the leveraged index-linked securities differ from those of ordinary debt securities in that we do not guarantee to pay you the principal amount of the leveraged index-linked securities at maturity and generally do not pay you interest on the leveraged index-linked securities.  Instead, at maturity, you will receive for each leveraged index-linked security that you hold an amount in cash based upon the ending index level (or ending basket level) as follows:

For leveraged index-linked securities without a buffer:

•
If the ending index level (or ending basket level) is greater than the initial index level (or starting basket level), you will receive a return on the principal amount of the leveraged index-linked securities equal to the index return (or basket return) times the upside leverage factor, provided that the payment at maturity in excess of the stated principal amount will be subject to the maximum total return, if any.

•	If the ending index level (or ending basket level) is less than the initial index level (or starting basket level), you will lose some or all of your investment.

For leveraged index-linked securities with a buffer:

•
If the ending index level (or ending basket level) is greater than the initial index level (or starting basket level), you will receive a return on the principal amount of the leveraged index-linked securities equal to the index return (or basket return) times the upside leverage factor, provided that the payment at maturity in excess of the stated principal amount will be subject to the maximum total return, if any.

•
If the ending index level (or ending basket level) is less than the initial index level (or starting basket level), but has not declined by an amount greater than the buffer amount, you will receive an amount in cash equal to the stated principal amount.  Because the leveraged index-linked securities do not pay interest, even if you receive the principal amount at maturity, the return on the principal amount of the leveraged index-linked securities will be less than the amount that would be paid on an ordinary debt security.

•
If the ending index level (or ending basket level) is less than the initial index level (or starting basket level), and has declined by an amount greater than the buffer amount, you will lose some or all of your investment.

Your appreciation potential is limited

The appreciation potential of the leveraged index-linked securities above the stated principal amount is generally limited by the maximum total return.  Although the upside leverage factor provides increased exposure to any increase in the value of the underlying index or indices over the term of the leveraged index-linked securities, the payment at maturity in excess of the stated principal amount will never exceed the maximum total return, which will be a fixed percentage of the stated principal amount.  In the case of leveraged index-linked securities without a buffer, in the event that the value of the underlying index or basket of indices decreases over the term of the leveraged index-linked securities, you will incur the entire decline.  Further, in the case of leveraged index-linked securities with a buffer, in the event that the value of the underlying index or basket of indices decreases by more than the buffer amount over the term of the leveraged index-linked securities, you will incur the decline beyond the buffer amount, multiplied by the downside factor.  As a result, you may receive less, and possibly significantly less, than the stated principal amount per leveraged index-linked security.

Secondary trading may be limited

There may be little or no secondary market for the leveraged index-linked securities.  Although we may apply to list certain issuances of leveraged index-linked securities, we may not meet the requirements for listing and do not expect to announce whether or not we will meet such requirements prior to the pricing of the leveraged index-linked securities.  Even if there is a secondary market, it may not provide significant liquidity, in which case the price at which you would be able to sell your leveraged index-linked securities would likely be lower than if an active market existed.  MS & Co. may, but is not obligated to, make a market in the leveraged index-linked securities.  If the leveraged index-linked securities are not listed on any securities exchange and MS & Co. were not to make a market in the leveraged index-linked securities, it is likely that there would be no secondary market for the leveraged index-linked securities.

Market price of the leveraged index-linked securities may be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the leveraged index-linked securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the leveraged index-linked securities in the secondary market, including:

•	the value of the underlying index or indices at any time, including on the observation date or on the specified averaging dates;

•	the volatility (frequency and magnitude of changes in value) of the underlying index or indices;

•	the interest and yield rates in the market;

•	the dividend rate on the stocks constituting the underlying index or indices;

•
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the securities constituting the underlying index or indices or stock markets generally and which may affect the ending index level (or ending basket level);

•	the time remaining until the leveraged index-linked securities mature; and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price you will receive if you sell your leveraged index-linked securities prior to maturity.  For example, you may have to sell your leveraged index-linked securities at a substantial discount from the principal amount if, at the time of sale or on earlier averaging dates, the underlying index or basket of indices is at or below the initial index level or starting basket level.

You cannot predict the future performance of the underlying index or indices based on historical performance.  The value of the applicable underlying index or indices may decrease so that you will receive at maturity a payment that is less than the principal amount of the leveraged index-linked securities by an amount proportionate to the decrease in the value of the underlying index or indices.  In addition, there can be no assurance that the value of the underlying index or indices will increase so that you will receive at maturity an amount in excess of the principal amount of the leveraged index-linked securities.  Nor can there be any assurance that the value of the underlying index or indices will not increase by more than the maximum total return, in which case you will only receive the stated principal amount plus the maximum total return.

The leveraged index-linked securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the leveraged index-linked securities

You are dependent on Morgan Stanley’s ability to pay all amounts due on the leveraged index-linked securities at maturity, and, therefore, you are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations under the leveraged index-linked securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the leveraged index-linked securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the leveraged index-linked securities.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase leveraged index-linked securities in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the leveraged index-linked securities, as well as the cost of hedging our obligations under the leveraged index-linked securities.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the leveraged index-linked securities or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

The basket indices may not be equally weighted

If the leveraged index-linked securities are linked to a basket of indices, the component indices may have different weights in determining the value of the basket.  In such case, the same percentage change in two of the basket indices could have different effects on the basket closing value because of the unequal index weighting.  For example, if the index weighting of one basket index is greater than the index weighting of another basket index, a 5% decrease in the value of the basket index with the greater index weighting will have a greater impact on the basket closing value than a 5% increase in the value of the basket index with the lesser index weighting.

Changes in the value of one or more of the basket indices may offset each other

For leveraged index-linked securities where the payment at maturity is based on a basket of two or more indices, price movements in the basket indices may not correlate with each other.  At a time when the value of one or more of the basket indices increases, the value of one or more of the other basket indices may not increase as much or may even decline in value.  Therefore, in calculating the basket closing level on an observation date or on an averaging date, increases in the value of one or more of the basket indices may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket indices.

You can review the historical prices of each of the basket indices in the section called “Historical Information” in the applicable pricing supplement.  You cannot predict the future performance of any of the basket indices or of the basket as a whole, or whether increases in the levels of any of the basket indices will be offset by decreases in the levels of other basket indices, based on their historical performance.  In addition, there can be no assurance that the ending basket level will be higher than the starting basket level.  If the ending basket level for a leveraged index-linked security without a buffer is below the starting basket level, you will lose money on your investment.  If the ending basket level for a leveraged index-linked security with a buffer has decreased by more than the buffer amount, you will incur the decline beyond the buffer amount, multiplied by the downside factor.

In the case of leveraged index-linked securities with specified averaging dates, you may lose some of your investment even where the ending index level (or ending basket level) is higher than the initial index level (or starting basket level)

In the case of issuances of leveraged index-linked securities where the payment at maturity is determined based on the index closing level (or basket closing level) on specified averaging dates over the term of the leveraged index-linked securities, you will receive a payment at maturity that is greater than the stated principal amount of the leveraged index-linked securities only if the arithmetic average of the index return (or basket return) on the averaging dates is greater than zero.  A positive index return (or basket return) on any one averaging date may be partially or entirely offset by a lesser or negative index return (or basket return) on any other averaging date.  Consequently, it is possible that you may lose some of your investment even if the underlying index or basket of indices has increased substantially on the final averaging date.

In the case of issuances of leveraged index-linked securities with a strike level above 100%, the ending index level (or ending basket level) must increase above the strike level for you to receive more than the principal amount at maturity

For issuances of leveraged index-linked securities that have a strike level in lieu of the initial index level (or starting basket level), we will use the strike level, which will equal a pre-determined percentage of the initial index level (or starting basket level), to determine the payment at maturity.  In the event that the strike level is greater than 100%, the ending index level (or ending basket level) will have to increase to a level greater than the strike level before you will receive a payment at maturity that exceeds the stated principal amount of the leveraged index-linked securities. You will not benefit from any appreciation in the value of the underlying index or indices below the strike level.

The leveraged index-linked securities are designed to be held to maturity

The leveraged index-linked securities are not designed to be short-term trading instruments.  The price at which you will be able to sell your leveraged index-linked securities prior to maturity, if at all, may be at a substantial discount from the principal amount of the leveraged index-linked securities, even in cases where the index or basket of indices has appreciated since the date of the issuance of the leveraged index-linked securities.  The potential returns described in any pricing supplement assume that your leveraged index-linked securities are held to maturity.

Investing in the leveraged index-linked securities is not equivalent to investing in the underlying index or indices, or their component stocks

Investing in the leveraged index-linked securities is not equivalent to investing in the underlying index or basket of indices or their component stocks.  The payment you receive at maturity on the leveraged index-linked securities will be based on the index closing level (or basket closing level) of the underlying index or indices only on the specified observation date or averaging dates.  In addition, the index closing level (or basket closing level) on any day reflects the prices of the component common stocks of the underlying index or indices but does not take into consideration the value of dividends paid on those stocks.  As an investor in the leveraged index-linked securities, you will not have voting rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the underlying index or indices.

Adjustments to the underlying index or indices could adversely affect the value of the leveraged index-linked securities

The index publishers are responsible for calculating and maintaining the underlying index or indices.  Index publishers can add, delete or substitute the stocks constituting the underlying index or basket index or make other methodological changes that could change the value of the underlying index or indices.  Any of these actions could adversely affect the value of the leveraged index-linked securities.  The underlying index publishers have no obligation to consider your interests in calculating or revising the underlying index or any basket index.

The index publishers may discontinue or suspend calculation or publication of the underlying index or basket index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index or indices.  MS & Co. could have an economic interest that is different than that of investors in the leveraged index-linked securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the leveraged index-linked securities will be an amount based on the closing prices at maturity of the stocks underlying the affected index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the affected index last in effect prior to discontinuance of the underlying index or basket index.

There are risks associated with investments in leveraged index-linked securities linked to the value of indices of foreign equity securities

Investments in leveraged index-linked securities linked to the value of indices comprising foreign equity securities involve risks associated with the foreign securities market, including volatility, governmental intervention and cross-shareholdings among companies in such foreign indices.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities in countries other than the United States that may underlie certain indices may be affected by political, economic, financial and social factors in such jurisdictions, including changes in a country’s government, economic and fiscal policies and currency exchange laws.  Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.  Such countries may be subjected to different and, in some cases, more adverse economic environments.

Leveraged index-linked securities linked to certain indices are subject to currency exchange risk

If the prices of the component securities are converted into U.S. dollars for purposes of calculating the value of the relevant indices, holders of leveraged index-linked securities linked to such indices will be exposed to currency exchange rate risk with respect to each of the currencies represented in such indices.  An investor’s net exposure will depend on the extent to which the currencies of the securities included in the relevant index strengthen or weaken against the U.S. dollar and the relative weight of each of those securities within the overall index.  If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the relevant index will be adversely affected and the payment at maturity of the leveraged index-linked securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the countries represented in the relevant index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the relevant index, the United States and other countries important to international trade and finance.

The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the leveraged index-linked securities

As calculation agent, MS & Co. will determine the initial index level, the ending index level, the starting basket level, the ending basket level, the payment at maturity and whether a market disruption event has occurred. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing level or basket closing level in the event of a discontinuance of the underlying index or indices, may affect the payout to you at maturity.  See the sections of this product supplement called “Description of Leveraged Index-Linked Securities—General Terms of Leveraged Index-Linked Securities—Some Definitions” and “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation.”

Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the leveraged index-linked securities

One or more of our subsidiaries will carry out hedging activities related to the leveraged index-linked securities (and possibly to other instruments linked to the underlying index or indices or their component stocks), including trading in the stocks that constitute the underlying index or indices as well as in other instruments related to the underlying index or indices or their underlying stocks.  Some of our subsidiaries also trade the stocks that constitute the underlying index or indices and other financial instruments related to the underlying index or indices and the stocks that constitute the underlying index or indices on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date or any basket component setting date could potentially increase the initial index level or starting basket level and, therefore, could increase the value at which the underlying index or indices must close on the observation date or on the averaging dates before you would receive a payment at maturity that exceeds the principal amount of the leveraged index-linked securities.  Additionally, such hedging or trading activities during the term of the leveraged index-linked securities, including on the observation date or on the averaging dates, could adversely affect the value of the underlying index or indices and, accordingly, the amount of cash you will receive upon a sale of the leveraged index-linked securities or at maturity, if any.

The U.S. federal income tax consequences of an investment in the leveraged index-linked securities are uncertain

Except as otherwise provided in the applicable pricing supplement, although the U.S. federal income tax consequences of an investment in the leveraged index-linked securities are uncertain, under current law, we intend to treat a leveraged index-linked security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the leveraged index-linked securities, the timing and character of income on the leveraged index-linked securities might differ significantly from the tax treatment described in this product supplement.  We do not plan to request a ruling from the IRS regarding the tax treatment of the leveraged index-linked securities, and the IRS or a court may not agree with the tax treatment described in the section entitled “United States Federal Taxation” in this product supplement.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the leveraged index-linked securities.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the leveraged index-linked securities, possibly with retroactive effect.

Please read carefully the section of this product supplement called “United States Federal Taxation” concerning the U.S. federal income tax consequences of an investment in the leveraged index-linked securities.  Both U.S. and non-U.S. investors should consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the leveraged index-linked securities, including possible alternative treatments, the issues presented by the notice, and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

DESCRIPTION OF LEVERAGED INDEX-LINKED SECURITIES

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the prospectus.  This section supplements that description.  The pricing supplement will specify the particular terms for each issuance of leveraged index-linked securities, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the prospectus.  References in this product supplement to a leveraged index-linked security shall refer to the stated principal amount specified as the denomination for that issuance of leveraged index-linked securities in the applicable pricing supplement.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	Senior Debt Indenture (“Description of Debt Securities—Indentures”)
•	senior indebtedness (“Description of Debt Securities—Subordination Provisions”)

General Terms of Leveraged Index-Linked Securities

We will issue the leveraged index-linked securities as part of our Series F medium-term notes under the Senior Debt Indenture.  The Series F medium-term notes issued under the Senior Debt Indenture, together with our senior Series G and Series H global medium-term notes, referred to below under “Plan of Distribution,” will constitute a single series under that indenture, together with any other obligations we issue in the future under the Senior Debt Indenture that we designate as being part of that series.  The Senior Debt Indenture does not limit the amount of additional indebtedness that we may incur.  We may, without your consent, create and issue additional leveraged index-linked securities with the same terms as previous issuances of leveraged index-linked securities, so that the additional leveraged index-linked securities will be considered as part of the same issuance as the earlier leveraged index-linked securities.

Ranking.  Leveraged index-linked securities issued under the Senior Debt Indenture will rank on par with all of our other senior indebtedness and with all of our other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

Terms Specified in Pricing Supplements.  A pricing supplement will specify the following terms of any issuance of leveraged index-linked securities to the extent applicable:

•	the issue price (price to public);

•	the stated principal amount per leveraged index-linked security;

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this product supplement;

•	the underlying index or basket of indices, and if so, the applicable index weighting for each basket index;

•	the value of the underlying index or basket of indices on the index setting date;

•	the upside leverage factor;

•	the buffer amount;

•	the downside factor;

•	the maximum total return, if applicable;

•	the rate per year at which the leveraged index-linked securities will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

•
whether the leveraged index-linked securities may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

•
if any leveraged index-linked security is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination;

•	whether the leveraged index-linked securities will be listed on any stock exchange;

•	whether the leveraged index-linked securities will be issued in book-entry or certificated form;

•
if the leveraged index-linked securities are in book-entry form, whether the leveraged index-linked securities will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the leveraged index-linked securities.

Some Definitions.  We have defined some of the terms that we use frequently in this product supplement below:

“averaging dates” with respect to an issuance of leveraged index-linked securities will be specified in the applicable pricing supplement.  The ending index level or ending basket level will be determined on the last averaging date to occur, which we refer to as the “final averaging date.”  If a market disruption event occurs on any scheduled averaging date or any scheduled averaging date is not otherwise an index business day, such scheduled averaging date will be subject to postponement.  See “—Payment at Maturity—Postponement of Observation Date; Averaging Dates.”

“basket closing level” on any date is the starting basket level times the sum of (a) 1 and (b) the sum of the products of the index return for each basket index and its respective index weighting.  For example, in the case of an issuance of leveraged index-linked securities linked to the value of a basket composed of three indices, (b) can be expressed as follows:

In certain circumstances, the basket closing level will be based on the alternate calculation of the basket indices described under “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation.”

“basket index” with respect to an issuance of leveraged index-linked securities linked to a basket of indices, means each of the indices specified in the applicable pricing supplement, the performance of which underlies the leveraged index-linked securities.

“basket return” means a fraction, the numerator of which will be the ending basket level less the starting basket level and the denominator of which will be the starting basket level, which can be expressed as follows:

basket return	=	ending basket level − starting basket level
starting basket level

“buffer amount” means the percentage by which the ending index level or ending basket level may decline from the initial index level or the starting basket level, as applicable, before you will lose any part of the principal amount of your leveraged index-linked securities.  The buffer amount is expressed as a positive percentage.

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“Depositary” means The Depository Trust Company (“DTC”), New York, New York.

“downside factor” means the factor specified in the applicable pricing supplement by which any percentage decline in the underlying index or basket of indices beyond the buffer amount is multiplied.

“ending basket level” will be:

•	for issuances of leveraged index-linked securities with an observation date: the basket closing level on such observation date; or

•	for issuances of leveraged index-linked securities with averaging dates: the arithmetic average of the basket closing levels on the averaging dates, as calculated by the Calculation Agent.

“ending index level” will be:

•	for issuances of leveraged index-linked securities with an observation date: the index closing level on such observation date; or

•
for issuances of leveraged index-linked securities with averaging dates:  the arithmetic average of the index closing levels of the underlying index on the averaging dates, as calculated by the Calculation Agent.

“Euroclear operator” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“index business day” means, with respect to the underlying index or any basket index, a day, as determined by the Calculation Agent, on which trading is generally conducted on each relevant exchange, other than a day on which trading on any relevant exchange is scheduled to close prior to the time of the posting of its regular final weekday closing price.

“index closing level” means, on any index business day for the relevant underlying index or a basket index, as applicable, the closing level of the underlying index or any basket index or any successor index (as defined under “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below) published at the regular weekday close of trading on that index business day.  In certain circumstances, the index closing level will be based on the alternate calculation of the underlying index or basket index described below under “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation.”

“index return” means a fraction, the numerator of which will be the ending index level less the initial index level and the denominator of which will be the initial index level, which can be expressed as follows:

index return	=	ending index level − initial index level
initial index level

“index setting date” will be the pricing date, unless otherwise specified in the applicable pricing supplement.  If the index setting date specified in the applicable pricing supplement for determining the initial index level of the underlying index or any basket index is a date other than the pricing date, and such index setting date is not an index business day with respect to that underlying index or basket index or there is a market disruption event with respect to such underlying index or basket index on such day, then the index setting date for that underlying index or basket index will be postponed to the next succeeding index business day with respect to such underlying index or basket index on which there is no market disruption event.

“index weighting” of a basket index in an underlying basket of indices represents the percentage of the basket initially assigned to such index.  The index weightings will be specified in the applicable pricing supplement.

“initial index level” for any underlying index or for any basket index means the index closing level on the index setting date, as specified in the applicable pricing supplement.

“interest payment date” for any leveraged index-linked security means a date on which, under the terms of that leveraged index-linked security, regularly scheduled interest, if any, is payable.

“issue price” means the amount per leveraged index-linked security specified in the applicable pricing supplement and will equal the principal amount of each leveraged index-linked security, unless otherwise specified.

“market disruption event” means, with respect to the underlying index or any basket index, the occurrence or existence of any of the following events, as determined by the Calculation Agent in its sole discretion:

(i)	(a)
a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the underlying index or basket index (or the successor index) on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange; or

(b)
a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the value of the underlying index or basket index or (or the successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

(c)
the suspension, material limitation or absence of trading on any major securities market for trading in futures or options contracts or exchange-traded funds related to the underlying index or basket index (or the successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market; and

(ii)      a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the leveraged index-linked securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the underlying index or any basket index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the underlying index or basket index shall be based on a comparison of (x) the portion of the value of the underlying index or basket index attributable to that security relative to (y) the overall value of the underlying index or basket index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred:  (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on an underlying index or any basket index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds, or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to the underlying index or basket index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which exchange-traded funds related to the underlying index or any basket index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

“maturity date” means the date specified in the applicable pricing supplement, subject to extension if such day is not a business day or if the observation date or the final averaging date, in the case of averaging dates, is postponed in accordance with the definition thereof.  If the scheduled maturity date is not a business day, then the maturity date will be the next succeeding business day immediately following the scheduled maturity date.  If the observation date or the final averaging date is postponed so that it falls less than three scheduled trading days prior to the scheduled maturity date, the maturity date will be postponed to the third scheduled trading day following the observation date or the final averaging date as postponed.  See the discussion under “—Payment at Maturity—Postponement of Observation Date; Averaging Dates” below.  If the applicable pricing supplement specifies that an issuance of leveraged index-linked securities will have an interest rate payment, and if the scheduled maturity date is postponed due to a market disruption event or otherwise, no interest will accrue on the leveraged index-linked securities during the period from or after the scheduled maturity date.

“maximum total return” means the maximum percentage return on the stated principal amount, if any, specified as such in the applicable pricing supplement.

“observation date” means the date specified in the applicable pricing supplement.  If a market disruption event occurs on the scheduled observation date or the scheduled observation date is not otherwise an index business day, the observation date will be subject to postponement for up to ten index business days.  See “—Payment at Maturity—Postponement of Observation Date; Averaging Dates.”

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of leveraged index-linked securities will be issued.

“payment at maturity” means the payment due at maturity with respect to each leveraged index-linked security, as described under “—Payment at Maturity” below.

“pricing date” means the day when we price the leveraged index-linked securities for initial sale to the public.

“record date” for any interest payment date other than the maturity date, if applicable, is the date one business day prior to that interest payment date, whether or not that date is a business day.

“relevant exchange” means, with respect to the underlying index or any basket index, the primary exchange(s) or market(s) of trading for (i) any security then included in such underlying index or basket index, or any successor index, and (ii) any futures or options contracts related to such underlying index or basket index or to any security then included in such underlying index or basket index.

“starting basket level” for any underlying basket of indices means the predetermined basket level specified in the applicable pricing supplement.

“stated principal amount” for an issuance of leveraged index-linked securities shall be the principal amount per leveraged index-linked security, as specified in the applicable pricing supplement.

“strike level” means the percentage of the initial index level, if any, that may be specified in the applicable pricing supplement for certain issuances of leveraged index-linked securities.

“trading day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange (“NYSE”), The NASDAQ Stock Market LLC (“NASDAQ”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

“underlying index” or “underlying indices” means the index or indices specified in the applicable pricing supplement, the performance of which underlies the leveraged index-linked securities.

“underlying index publisher” means the publisher of the applicable underlying index.

“upside leverage factor” means the factor specified in the applicable pricing supplement.

In this “Description of Leveraged Index-Linked Securities,” references to the underlying index or a basket index will include the index or indices specified in the applicable pricing supplement and any successor index or indices, unless the context requires otherwise.

References in this product supplement to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America.

Other terms of the leveraged index-linked securities are described in the following paragraphs.

Payment at Maturity

At maturity, upon delivery of the leveraged index-linked securities to the Trustee, we will pay with respect to each leveraged index-linked security an amount in cash equal to:

•	for a leveraged index-linked security linked to a single index without a buffer,

º
if the ending index level is greater than the initial index level, the lesser of (a) the stated principal amount plus the leveraged upside payment and (b) the stated principal amount plus the product of the stated principal amount and the maximum total return, or

º
if the ending index level is less than or equal to the initial index level, (a) the stated principal amount plus (b) the stated principal amount times the index return.  Because the index return will be less than or equal to 0, this payment will be less than or equal to the stated principal amount and may be zero.

OR

•	for a leveraged index-linked security linked to a single index with a buffer,

º
if the ending index level is greater than the initial index level, the lesser of (a) the stated principal amount plus the leveraged upside payment and (b) the stated principal amount plus the product of the stated principal amount and the maximum total return, or

º	if the ending index level is less than or equal to the initial index level, but has declined by an amount less than or equal to the buffer amount, the stated principal amount, or

º
if the ending index level is less than the initial index level, and has declined by an amount greater than the buffer amount, the stated principal amount plus the downside buffer payment.  Because the downside buffer payment will be less than 0, this payment will be less than the stated principal amount and may be zero.

where,

•	for a leveraged index-linked security linked to a basket of indices without a buffer,

º
if the ending basket level is greater than the starting basket level, the lesser of (a) the stated principal amount plus the leveraged upside payment and (b) the stated principal amount plus the product of the stated principal amount and the maximum total return, or

º
if the ending basket level is less than or equal to the starting basket level, (a) the stated principal amount plus (b) the stated principal amount times the basket return.  Because the basket return will be less than or equal to 0, this payment will be less than or equal to the stated principal amount and may be zero.

OR

•	for a leveraged index-linked security linked to a basket of indices with a buffer,

º
if the ending basket level is greater than the starting basket level, the lesser of (a) the stated principal amount plus the leveraged upside payment and (b) the stated principal amount plus the product of the stated principal amount and the maximum total return, or

º	if the ending basket level is less than or equal to the starting basket level, but has declined by an amount less than or equal to the buffer amount, the stated principal amount, or

º
if the ending basket level is less than the starting basket level, and has declined by an amount greater than the buffer amount, the stated principal amount plus the downside buffer payment.  Because the downside buffer payment will be less than 0, this payment will be less than the stated principal amount and may be zero.

where,

Postponement of Observation Date; Averaging Dates.  The Calculation Agent will take into account market disruption events and non-index business days in the calculation of the ending index level or ending basket level as follows:

For issuances of leveraged index-linked securities linked to a single index:  If a market disruption event with respect to the underlying index occurs on the scheduled observation date or on any scheduled averaging date or if the scheduled observation date or any such scheduled averaging date is not an index business day, the index closing level for such scheduled observation date or averaging date will be determined on the immediately succeeding index business day on which no market disruption event shall have occurred; provided that the index closing level will not be determined on a date later than the tenth scheduled index business day after the scheduled observation date or final averaging date, as applicable, and if such date is not an index business day, or if there is a market disruption event on such date, the Calculation Agent will determine the ending index level on such date in accordance with the formula for calculating the underlying index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting the underlying index.

For issuances of leveraged index-linked securities linked to a basket of indices:  If a market disruption event with respect to any basket index occurs on the scheduled observation date or on any scheduled averaging date or if the scheduled observation date or any scheduled averaging date is not an index business day with respect to such basket index, the index closing level (solely with respect to such affected basket index) will be determined on the immediately succeeding index business day on which no market disruption event shall have occurred with respect to such affected basket index, and the basket closing level for such scheduled observation date or averaging date shall be determined on the later of such date as so postponed and the date on which the index closing level for each of the basket indices is available; provided that the basket closing level will not be determined on a date later than the tenth scheduled index business day after the scheduled observation date or final averaging date, as applicable, and if such date is not an index business day or if there is a market disruption event on such date, in each case, with respect to any basket index for which an index closing level has not been determined, the Calculation Agent will determine the basket closing level using the index closing level of any affected basket index as determined by the Calculation Agent in accordance with the formula for calculating such index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting such affected basket index.

Postponement of Maturity.  If the scheduled observation date or final averaging date is postponed, as described above, to a date later than the third scheduled trading day prior to the scheduled maturity date, the maturity date of the leveraged index-linked securities will be postponed until the third scheduled trading day following that observation date or final averaging date, in the case of averaging dates, as postponed.

Alternate Exchange Calculation in Case of an Event of Default

If an event of default (as defined in the accompanying prospectus) with respect to any issuance of leveraged index-linked securities  shall have occurred and be continuing, the amount declared due and payable upon any acceleration of such leveraged index-linked securities (the “Acceleration Amount”) will be an amount, determined by the Calculation Agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations (including accrued and unpaid interest) with respect to the leveraged index-linked securities  as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the leveraged index-linked securities .  That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•
the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the leveraged index-linked securities  in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the leveraged index-linked securities , which we describe below, the holders of the leveraged index-linked securities  and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking.  If either party obtains a quotation, it must notify the other party in writing of the quotation.  The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period.  With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the default amount.

If the maturity of the leveraged index-linked securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount due with respect to the leveraged index-linked securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above.  If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the leveraged index-linked securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of Any Underlying Index; Alteration of Method of Calculation

If any underlying index publisher discontinues publication of the underlying index or a basket index and such underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued underlying index or basket index (such index being referred to herein as a “successor index”), then any subsequent index closing level will be determined by reference to the published value of such successor index at the regular weekday close of trading on the index business day that any index closing level is to be determined.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to DTC, as holder of the leveraged index-linked securities, within three trading days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of the leveraged index-linked securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If any underlying index publisher discontinues publication of the underlying index or a basket index prior to, and such discontinuance is continuing on, the observation date or the date of acceleration and MS & Co., as the

Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the index closing level for such observation date or date of acceleration.  The index closing level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the underlying index or basket index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such observation date or date of acceleration of each security most recently constituting such underlying index or basket index without any rebalancing or substitution of such securities following such discontinuance.  Notwithstanding these alternative arrangements, discontinuance of the publication of the underlying index or basket index may adversely affect the value of the leveraged index-linked securities.

If at any time the method of calculating the underlying index or a basket index or a successor index, or the value thereof, is changed in a material respect, or if such underlying index or basket index or a successor index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of the underlying index or basket index or such successor index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the underlying index or basket index or such successor index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the ending index level with reference to the underlying index or basket index or such successor index, as adjusted.  Accordingly, if the method of calculating the underlying index or basket index or a successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the underlying index or basket index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

Trustee

The “Trustee” for each offering of leveraged index-linked securities issued under our Senior Debt Indenture will be The Bank of New York Mellon, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A.).

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the stated principal amount of each leveraged index-linked security, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date (but if such trading day is not a business day, prior to the close of business on the business day preceding the maturity date), and (ii) deliver the aggregate cash amount due with respect to the leveraged index-linked securities to the Trustee for delivery to DTC, as holder of the leveraged index-linked securities, on the maturity date.  We expect such amount of cash will be distributed to investors on the maturity date in accordance with the standard rules and procedures of DTC and its direct and indirect participants.  See “—Form of Securities—Book Entry Securities” “—Form of Securities—Certificated Securities” below, and see “Forms of Securities—The Depositary” in the accompanying prospectus.

Agent

The “agents” for each underwritten offering of leveraged index-linked securities will be specified in the applicable pricing supplement.

Calculation Agent and Calculations

The “Calculation Agent” for the leveraged index-linked securities will be Morgan Stanley & Co. LLC (“MS & Co.”).  As Calculation Agent, MS & Co. will determine the initial index level, the index closing level, the ending index level, the starting basket level, the ending basket level, the basket closing level, the index return, the basket return and the payment at maturity.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the payment at maturity, if any, will be made by the Calculation Agent and will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per leveraged index-linked security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of leveraged index-linked securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an owner of the leveraged index-linked securities, including with respect to certain determinations and judgments that the Calculation Agent must make.  See “Discontinuance of Any Underlying Index; Alteration of Method of Calculation”, and the definition of market disruption event under “—General Terms of Leveraged Index-Linked Securities—Some Definitions.”  MS & Co., as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the leveraged index-linked securities to restrict the use of information relating to the calculation of the ending index level (or ending basket level) prior to the dissemination of such information.  MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Forms of Securities

As noted above, leveraged index-linked securities are issued as part of our  Series F medium-term note program.  We will issue leveraged index-linked securities only in fully registered form either as book-entry securities or as certificated securities.  References to “holders” mean those who own securities registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in securities registered in street name or in leveraged index-linked securities issued in book-entry form through one or more depositaries.

Book-Entry Securities.  For securities in book-entry form, we will issue one or more global certificates representing the entire issue of securities.  Except as set forth in the prospectus under “Forms of Securities—Global Securities,” you may not exchange book-entry securities or interests in book-entry securities for certificated securities.

Each global security certificate representing book-entry securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary.  These certificates name the Depositary or its nominee as the owner of the securities.  The Depositary maintains a computerized system that will reflect the interests held by its participants in the global securities.  An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative.  A further description of the Depositary’s procedures for global leveraged index-linked securities representing book-entry securities is set forth under “Forms of Securities—The Depositary” in the prospectus.  The Depositary has confirmed to us, the agents and each Trustee that it intends to follow these procedures.

Certificated Securities.  If we issue securities in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the security.  The person named in the security register will be considered the owner of the security for all purposes under the Senior Debt Indenture.  For example, if we need to ask the holders of any issuance of securities to vote on a proposed amendment to such securities, the person named in the security register will be asked to cast any vote regarding that issuance of securities.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your security in our records and will be entitled to cast the vote regarding your security.  You may not exchange certificated securities for book-entry securities or interests in book-entry securities.

New York Law to Govern.  The leveraged index-linked securities will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

You should read the section called “Description of Debt Securities” in the prospectus, where we describe generally how principal and interest payments, if any, on the leveraged index-linked securities are made, how exchanges and transfers of the leveraged index-linked securities are effected and how fixed and floating rates of interest on the leveraged index-linked securities, if any, are calculated.

USE OF PROCEEDS AND HEDGING

The net proceeds we receive from the sale of the leveraged index-linked securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the leveraged index-linked securities through one or more of our subsidiaries.  See also “Use of Proceeds” in the accompanying prospectus.  The original issue price of the leveraged index-linked securities includes the agent’s commissions (as shown on the cover page of the applicable pricing supplement) paid with respect to the leveraged index-linked securities and the cost of hedging our obligations thereunder.  The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

On or prior to the pricing date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the leveraged index-linked securities by taking positions in the stocks constituting the underlying index or indices, in futures or options contracts on the underlying index or indices or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity on or prior to the pricing date or any basket component setting date could potentially increase the value of the underlying index or indices on the pricing date, and therefore the value at which the underlying index or indices must close on the observation date or on the averaging dates before you would receive a payment at maturity that exceeds the principal amount of the leveraged index-linked securities.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the leveraged index-linked securities, including on the observation date or averaging dates, by purchasing and selling the stocks constituting the underlying index or indices, futures or options contracts on the underlying index or indices or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the observation date or on the specified averaging dates.  We cannot give any assurance that our hedging activities will not affect the value of the underlying index or indices and, therefore, adversely affect the value of the leveraged index-linked securities or the payment you will receive at maturity, if any.

LEVERAGED INDEX-LINKED SECURITIES OFFERED ON A GLOBAL BASIS

If we offer the leveraged index-linked securities on a global basis, we will so specify in the applicable pricing supplement.  The additional information contained in the prospectus under “Securities Offered on a Global Basis Through the Depositary,” “—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis.  The additional provisions described under “Securities Offered on a Global Basis Through the Depositary”, “—Tax Redemption” and “—Payment of Additional Amounts” will apply to leveraged index-linked securities offered on a global basis only if we so specify in the applicable pricing supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the leveraged index-linked securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the leveraged index-linked securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the leveraged index-linked securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the leveraged index-linked securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the leveraged index-linked securities.

Because we may be considered a party in interest with respect to many Plans, the leveraged index-linked securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the leveraged index-linked securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the leveraged index-linked securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such leveraged index-linked securities on behalf of or with “plan assets” of any Plan, or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the leveraged index-linked securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the leveraged index-linked securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the leveraged index-linked securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any leveraged index-linked security to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

UNITED STATES FEDERAL TAXATION

The following are the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the leveraged index-linked securities.

The discussion below assumes that the leveraged index-linked securities will not pay any stated interest.  The U.S. federal income tax consequences of an investment in a leveraged index-linked security that provides for stated interest will be set forth in the applicable pricing supplement.

This discussion applies only to initial investors in the leveraged index-linked securities who:

•
purchase the leveraged index-linked securities at their “issue price,” which will equal the first price at which a substantial amount of the leveraged index-linked securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•	will hold the leveraged index-linked securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;
•	insurance companies;
•	certain dealers and traders in securities, commodities or foreign currencies;
•	investors holding the leveraged index-linked securities as part of a hedging transaction, “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•	regulated investment companies;
•	real estate investment trusts;
•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; or
•	persons subject to the alternative minimum tax.

In addition, we will not attempt to ascertain whether any issuer of any shares that underlie an index to which a leveraged index-linked security relates (such shares hereafter referred to as “Underlying Shares”) is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code.  If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. Holder (as defined below) in the case of a PFIC and to a Non-U.S. Holder (as defined below) in the case of a USRPHC, upon the sale, exchange or settlement of a leveraged index-linked security. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a PFIC or USRPHC.

As the law applicable to the U.S. federal income taxation of instruments such as the leveraged index-linked securities is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein.  Persons considering the purchase of the leveraged index-linked securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement.  Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal income taxation with respect to the specific leveraged index-linked securities offered thereunder.

General

Except as otherwise provided in the applicable pricing supplement and based on certain representations that will be confirmed at or prior to the pricing date with respect to each offering, under current law, we intend to treat a leveraged index-linked security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.  Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the leveraged index-linked securities or instruments that are similar to the leveraged index-linked securities for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or the courts will agree with the treatment described herein.  Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the leveraged index-linked securities (including possible alternative treatments of the leveraged index-linked securities) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the treatment of the leveraged index-linked securities described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a leveraged index-linked security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the Leveraged Index-Linked Securities

Tax Treatment Prior to Settlement.  A U.S. Holder should not be required to recognize taxable income over the term of the leveraged index-linked securities prior to settlement, other than pursuant to a sale or exchange as described below.

Tax Basis.  A U.S. Holder’s tax basis in the leveraged index-linked securities should equal the amount paid by the U.S. Holder to acquire the leveraged index-linked securities.

Sale, Exchange or Settlement of the Leveraged Index-Linked Securities.  Upon a sale, exchange or settlement of the leveraged index-linked securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the leveraged index-linked securities sold, exchanged or settled.  Subject to the discussion below about the possible application of Section 1256 of the Code, any gain or loss recognized upon sale, exchange or settlement of a leveraged index-linked security should be long-term capital gain or loss if the U.S. Holder has held the leveraged index-linked security for more than one year at such time, and short-term capital gain or loss otherwise.

Possible Application of Section 1256 of the Code

Special rules will apply if a leveraged index-linked security, in whole or in part, constitutes a “Section 1256 Contract” under Section 1256 of the Code.  Section 1256 Contracts include, among others, “listed options.”  Accordingly, if a leveraged index-linked security is listed on (or subject to the rules of) an exchange, board of trade or market, it is possible that the leveraged index-linked security may be treated, in whole or in part, as a Section 1256 Contract.  If Section 1256 of the Code were to apply to a leveraged index-linked security, U.S. Holders would be required (i) to mark to market all, or a portion, of the leveraged index-linked security as if it were sold at its fair market value on the last business day of each year it is held, and (ii) to recognize any gain or loss in respect of the portion of the leveraged index-linked security that is treated as a Section 1256 Contract as 40% short-term capital gain or loss and 60% long-term capital gain or loss.  Unless otherwise provided in the applicable pricing supplement, Section 1256 of the Code should not apply to a leveraged index-linked security, even if the leveraged index-linked security is listed on an exchange, board of trade or market.  U.S. Holders should consult their tax advisers regarding the potential application of Section 1256 of the Code to the leveraged index-linked securities.

Possible Alternative Tax Treatments of an Investment in the Leveraged Index-Linked Securities

Due to the absence of authorities that directly address the proper characterization of the leveraged index-linked securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above.  The IRS could, for instance, seek to treat a leveraged index-linked security as a debt instrument.  The risk that buffered securities might be recharacterized, for U.S. federal income tax purposes, as debt instruments giving rise to ordinary income, rather than as open transactions, is higher than with non-buffered equity-linked securities.  In particular, with respect to leveraged index-linked securities that mature (after taking into account the last possible date that the leveraged index-linked securities could be outstanding under the terms of the leveraged index-linked securities) more than one year from their date of issuance, the IRS could seek to treat the leveraged index-linked securities as subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations applied to the leveraged index-linked securities, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue into income original issue discount (“OID”) on the leveraged index-linked securities every year at a “comparable yield” determined at the time of their issuance.  Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the leveraged index-linked securities would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of OID, and as capital loss thereafter.

In addition, the IRS could seek to treat a leveraged index-linked security that matures (after taking into account the last possible date that the leveraged index-linked security could be outstanding under the terms of the leveraged index-linked security) one year or less from its date of issuance (a “Short-term leveraged index-linked security”) as a short-term debt obligation.  Under such a treatment, the timing and character of income thereon would be significantly affected.  Among other things, gain realized by a U.S. Holder upon settlement of a Short-term leveraged index-linked security would be treated as ordinary income.  In addition, such a Short-term leveraged index-linked security would be treated as issued with OID.  In such a case, (1) gain recognized by a U.S. Holder upon sale or exchange of the Short-term leveraged index-linked security would be treated as ordinary income to the extent of any accrued OID, and (2) accrual-method U.S. Holders (and cash-method U.S. Holders that elect to apply an accrual method of tax accounting to the Short-term leveraged index-linked security) might be required to accrue into income OID over the term of the Short-term leveraged index-linked security before maturity.  However, the amount of accrued OID would be unclear because the amount payable at maturity of the Short-term leveraged index-linked security would not be known as of the issue date.  U.S. Holders should consult their tax advisers with respect to the U.S. federal income tax treatment of a Short-term leveraged index-linked security.

Even if the Contingent Debt Regulations or short-term debt treatment do not apply to the leveraged index-linked securities, other alternative U.S. federal income tax treatments of the leveraged index-linked securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the leveraged index-linked securities.  It is possible, for example, that a leveraged index-linked security could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue OID as income on a current basis.  Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the leveraged index-linked securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the leveraged index-linked securities.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the leveraged index-linked securities, possibly with retroactive effect.  Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the leveraged index-linked securities, including the possible implications of this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the leveraged index-linked securities and the proceeds from a sale, exchange or other disposition of the leveraged index-linked securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition, information returns may be filed with the IRS in connection with payments on the leveraged index-linked securities and the proceeds from a sale, exchange or other disposition of the leveraged index-linked securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a leveraged index-linked security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or
•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or
•	a holder for whom income or gain in respect of the leveraged index-linked securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the leveraged index-linked securities.

Tax Treatment upon Sale, Exchange or Settlement of a Leveraged Index-Linked Security

Unless otherwise provided in the applicable pricing supplement, under current law, we intend to treat a leveraged index-linked security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes as described above and the discussion herein assumes such treatment.

Subject to the discussions on backup withholding, the possible application of Sections 871(m) and 897 of the Code, and the discussion below under “─ Legislation Affecting Certain Non-U.S. Holders,” a Non-U.S. Holder of the leveraged index-linked securities will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

If all or any portion of a leveraged index-linked security were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the leveraged index-linked security would not be subject to U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement.  The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a leveraged index-linked security (or a financial institution holding a leveraged index-linked security on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN, on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the leveraged index-linked securities.  Among the issues addressed in the notice is the degree, if any, to which any income with respect to instruments such as the leveraged index-linked securities should be subject to U.S. withholding tax.  It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the leveraged index-linked securities, possibly on a retroactive basis.  Non-U.S. Holders should note that we currently do not intend to withhold on any of the payments made with respect to the leveraged index-linked securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above).  However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the leveraged index-linked securities to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.  Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the leveraged index-linked securities, including the possible implications of the notice referred to above.

Possible Application of Section 871(m) of the Code

Since the settlement payment with respect to a leveraged index-linked security could be determined by reference to a “total return index” that reflects a notional reinvestment of dividends, it is possible that Section 871(m) of the Code could apply to the leveraged index-linked security.  If Section 871(m) of the Code were to apply, the settlement payment would be treated, in whole or in part, as a “dividend equivalent” from sources within the United States.  In that case, a Non-U.S. Holder would be subject to a withholding tax at a rate equal to 30%, or a lesser rate pursuant to an applicable tax treaty, with respect to the dividend equivalent amounts.  Because the IRS and the U.S. Treasury Department have not issued any guidance on the scope and application of Section 871(m) of the Code, we currently do not intend to withhold on payments to Non-U.S. Holders with respect to the leveraged index-linked securities (subject to compliance by such holders with the certification requirement described above).  If, however, withholding is required as a result of  any future guidance from the IRS and the U.S. Treasury Department, we will not be required to pay any additional amounts with respect to amounts so withheld.  Unless otherwise provided in the applicable pricing supplement, due to the lack of governing authority, our counsel is expected to be unable to opine as to whether or how Section 871(m) of the Code applies to a leveraged index-linked security.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the leveraged index-linked securities are likely to be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the leveraged index-linked securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the leveraged index-linked securities at maturity as well as in connection with the proceeds from a sale, exchange or other disposition of the leveraged index-linked securities.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of a Leveraged Index-Linked Security” will satisfy the certification requirements necessary to avoid backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Legislation Affecting Certain Non-U.S. Holders

The Hiring Incentives to Restore Employment Act of 2010 generally imposes withholding of 30% on payments to certain foreign entities (including financial intermediaries) with respect to certain financial instruments issued after March 18, 2012, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN, as discussed above) have been satisfied.  Pursuant to published guidance from the IRS and the U.S. Treasury Department, this legislation applies to payments of interest and dividends made after December 31, 2013 and payments of gross proceeds made after December 31, 2014.  The extent to which this legislation applies to a leveraged index-linked security is not clear.  If the leveraged index-linked security were recharacterized as a debt instrument, as described above in “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Leveraged Index-Linked Securities,” or, if any payment on the leveraged index-linked security, in whole or in part, were treated as a “dividend equivalent” from sources within the United States, as described above in “—Tax Consequences to Non-U.S. Holders—Possible Application of Section 871(m) of the Code,” this legislation could apply to certain amounts realized upon a sale, exchange or settlement of a leveraged index-linked security issued after March 18, 2012.  If withholding is required, we will not be required to pay any additional amounts with respect to any amounts withheld.  Non-U.S. Holders should consult their tax advisors regarding the possible implications of this legislation for their investment in the leveraged index-linked securities.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We are offering the leveraged index-linked securities as part of our Series F medium-term notes on a continuing basis through MS & Co., which we refer to as the “agent.”  We may also use other agents that will be named in the applicable pricing supplement.  The agent has, or will have, agreed to use reasonable efforts to solicit offers to purchase the leveraged index-linked securities.  We will have the sole right to accept offers to purchase the leveraged index-linked securities and may reject any offer in whole or in part.  The agent may reject, in whole or in part, any offer it solicited to purchase leveraged index-linked securities.  We will pay the agent, in connection with sales of the leveraged index-linked securities resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable pricing supplement.

We may also sell the leveraged index-linked securities to the agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement.  The agent may resell the leveraged index-linked securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement.  The agent may offer the leveraged index-linked securities it has purchased as principal to Morgan Stanley Smith Barney LLC (“MSSB”) as selected dealer, or to other dealers, including Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  The agent may sell the leveraged index-linked securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us.  After the initial public offering of leveraged index-linked securities that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession, discount and other selling terms from time to time.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended.  We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.  We have also agreed to reimburse the agent for specified expenses.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the leveraged index-linked securities on a national securities exchange. The agent may make a market in the leveraged index-linked securities as applicable laws and regulations permit.  The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice.  No assurance can be given as to the liquidity of any trading market for the leveraged index-linked securities.

MS & Co. is our wholly-owned subsidiary.  The agent will conduct each offering of the leveraged index-linked securities in compliance with the requirements of the FINRA Rule 5121 regarding a FINRA member firm’s distributing the securities of an affiliate and related conflicts of interest.  In accordance with FINRA Rule 5121, no agent or dealer that is an affiliate of ours will make sales in this offering to any discretionary account without the prior written approval of the customer.  Following the initial distribution of the leveraged index-linked securities, the agent may offer and sell those leveraged index-linked securities in the course of its business as a broker-dealer.  The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  The agent may use this product supplement in connection with any of those transactions.  The agent is not obligated to make a market in any of the leveraged index-linked securities and may cease to make a market at any time without notice.

In order to facilitate the offering of the leveraged index-linked securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the leveraged index-linked securities or of the individual stocks that constitute the underlying index or indices.  Specifically, the agent may sell more leveraged index-linked securities than it is obligated to purchase in connection with the offering, creating a naked short position for its own account.  The agent must close out any naked short position by purchasing leveraged index-linked securities in the open market.  A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the leveraged index-linked securities in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the agent may bid for, and purchase, the leveraged index-linked securities or the individual stocks that constitute the underlying index or indices in the open market to stabilize the price of the leveraged index-linked securities.

Finally, in any offering of the leveraged index-linked securities through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the leveraged index-linked securities in the offering, if the agent repurchases previously distributed leveraged index-linked securities to cover syndicate short positions or to stabilize the price of the leveraged index-linked securities.  Any of these activities may raise or maintain the market price of the leveraged index-linked securities above independent market levels or prevent or retard a decline in the market price of the leveraged index-linked securities.  The agent is not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of the leveraged index-linked securities through the agent, we may issue other debt securities under the indenture referred to in this product supplement similar to those described in this product supplement.  Those debt securities may include other Series F medium-term notes and medium-term notes under our Series G and Series H prospectus supplement, which we refer to as “Euro medium-term notes.”  The other Series F medium-term notes and the Euro medium-term notes may have terms substantially similar to the terms of the leveraged index-linked securities offered under this product supplement.  The Euro medium-term notes may be offered concurrently with the offering of the leveraged index-linked securities, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International plc, as agent for us.  The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement.

The agent or an affiliate of the agent will enter into a hedging transaction with us in connection with each offering of leveraged index-linked securities.  See “Use of Proceeds and Hedging” above.

With respect to each issuance of leveraged index-linked securities, we expect to deliver the leveraged index-linked securities against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, if the original issue date for any issuance of leveraged index-linked securities is more than three business days after the pricing date, purchasers who wish to trade leveraged index-linked securities more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Leveraged Index-Linked Securities Offered outside the United States

If the applicable pricing supplement indicates that any of our leveraged index-linked securities will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those leveraged index-linked securities.

The agent has represented and agreed, and any other agent through which we may offer any leveraged index-linked securities on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the leveraged index-linked securities or possesses or distributes the applicable pricing supplement, this product supplement, any accompanying index supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the leveraged index-linked securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the leveraged index-linked securities, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such leveraged index-linked securities offered on a global basis, purchasers of any such leveraged index-linked securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable pricing supplement.

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the leveraged index-linked securities or possession or distribution of any pricing supplement, this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the leveraged index-linked securities, or distribution of any pricing supplement or this product supplement, any accompanying index supplement and the accompanying prospectus or any other offering material relating to the leveraged index-linked securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, any agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the leveraged index-linked securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the leveraged index-linked securities or possesses or distributes any pricing supplement, this product supplement, any accompanying index supplement and the accompanying prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the leveraged index-linked securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the leveraged index-linked securities.  We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Argentina

The leveraged index-linked securities are not and will not be authorized by the Comisión Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

Brazil

The leveraged index-linked securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The leveraged index-linked securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The leveraged index-linked securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the leveraged index-linked securities or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

WARNING: The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

None of this product supplement, any accompanying index supplement, the accompanying prospectus and their contents have been reviewed by any regulatory authority in Hong Kong.  Accordingly, no person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the leveraged index-linked securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the applicable securities law of

Hong Kong) other than with respect to the leveraged index-linked securities which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of Hong Kong) and any rules made under that Ordinance.

Mexico

The leveraged index-linked securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This product supplement, any accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Singapore

None of this product supplement, any accompanying index supplement and the accompanying prospectus have been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, none of this product supplement, any accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the leveraged index-linked securities may be circulated or distributed, nor may the leveraged index-linked securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.  Where leveraged index-linked securities are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the leveraged index-linked securities pursuant to an offer made under Section 275 except:

(1)           to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)           where no consideration is or will be given for the transfer; or

(3)           where the transfer is by operation of law.